Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Post-Effective Amendment No.1 on Form S-8 to Form S-4 of Renasant Corporation of our report dated March 3, 2025, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of The First Bancshares Inc., included in the First Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Forvis Mazars, LLP
Jackson, Mississippi
April 11, 2025